SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

CAPE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33934 (Commission File Number)	26-1294270 (I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey 08210
 (Address of principal executive offices)

(609) 465-5600
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, Cape Bancorp, Inc. (the “Company”) and Cape Bank (the “Bank”) each increased the size of their respective boards of directors to eleven members, and Ms. Althea L.A. Skeels was elected to the Boards of Directors of the Company and the Bank, respectively, effective immediately.  Ms. Skeels is appointed to serve until the 2013 Annual Meeting of Stockholders of the Company and the Bank. There were no arrangements or understandings between Ms. Skeels and any other person pursuant to which Ms. Skeels was selected as a director of the Company or the Bank.

The Company does not pay fees for service on its Board of Directors or Board committees. However, each of the non-employee members of the Company's Board of Directors also serving as a director of the Bank will earn fees in the capacity of a Bank board member. Each non-employee director of the Bank receives an annual stipend of $22,000 (payable bi-weekly) as well as a range of $350 to $500 for each committee meeting attended.

No decision has yet been made regarding the committees, if any, on which Ms. Skeels will serve.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: November 20, 2012	By: /s/Guy Hackney
Guy Hackney
Chief Financial Officer
(Duly Authorized Representative)